GABELLI ETFs TRUST N-1A/A

Exhibit (i)(2)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

December 28, 2020

Gabelli ETFs Trust

One Corporate Center

Rye, New York 10580-1422

Re: Gabelli ETFs Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Gabelli ETFs Trust, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Shares of Gabelli Growth Innovators ETF, Gabelli Financial Services ETF, Gabelli Global Small Cap ETF, Gabelli Small & Mid Cap ETF, Gabelli Micro Cap ETF, Gabelli Love Our Planet & People ETF, Gabelli Asset ETF, Gabelli Equity Income ETF and Gabelli Green Energy ETF, each a Series of the Trust (the “Registered Shares”). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 14, 2020 (the “Governing Instrument”).

Gabelli ETFs Trust

December 28, 2020

In rendering this opinion, we have examined and relied on copies of the following Trust documents, each in the form provided to us: Pre-Effective Amendment No. 2 to Registration Statement No. 333-238109 under the Securities Act of 1933 on Form N-1A/A of the Trust to be filed with the Securities and Exchange Commission on or about the day hereof (the “Registration Statement”); the Certificate of Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on July 26, 2018 (the “Certificate of Trust”); the Agreement and Declaration of Trust dated as of July 26, 2018; the Amended Declaration of Trust dated May 5, 2020; the Governing Instrument; the By-Laws dated as of October 14, 2020 (the “By-laws”); resolutions prepared for adoption at a meeting of the Trustees held on October 14, 2020 (the “Authorizing Resolutions” and together with the Governing Instrument, the By-Laws and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinion in paragraph 1 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption by the Trustees of the Authorizing Resolutions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for the Shares, and the application of such consideration, as provided in the Governing Documents, and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of the Shares; (iv) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of the Shares, that would cause a termination or dissolution of the Trust or any Series or Class thereof; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Act”); (vii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (viii) that the term “Fund” as used in the Authorizing Resolutions under the heading “Authorization of Issuance and Sale of Shares” was intended to include all of the Series the Shares of which are covered by the Registration Statement; (ix) that the Registered Shares constitute the Shares covered by the Registration Statement; (x) the taking of all appropriate action by the Trustees to designate Series or Classes of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument; and (xi) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no documents, facts or circumstances that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Gabelli ETFs Trust

December 28, 2020

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                  The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.                  The Registered Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable Shares.

With respect to the opinion set forth in paragraph 2 above, we note that under Section 4.1(u) of the Governing Instrument, the Trustees have the power to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Louis G. Hering